 Exhibit 14

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Representations and Warranties” in the Combined Information Statement/Prospectus of The Hartford International Small Company Fund and the Hartford Global Impact Fund (each a series of The Hartford Mutual Funds, Inc., and, collectively, the “Funds”) included in this Registration Statement (Form N-14) of The Hartford Mutual Funds, Inc., and the captions “Financial Highlights” in the Prospectuses of the Funds dated March 1, 2019, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information dated March 1, 2019, as restated July 10, 2019, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our reports dated December 28, 2018, on the financial statements and financial highlights included in the Funds’ 2018 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

September 9, 2019